UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2026

Resolute Holdings Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-42458	33-1246734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, Suite 5B New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 256-8405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RHLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 3.03	Material Modification to Rights of Security Holders.

On March 2, 2026, Resolute Holdings Management, Inc. (the “Company”) filed (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) articles of conversion with the Nevada Secretary of State, pursuant to which the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion (the “Reincorporation”) became effective on March 2, 2026, at 5:00 p.m. Eastern Time (the “Effective Time”). At the Effective Time:

•	the Company’s state of incorporation and governing law changed from the State of Delaware to the State of Nevada; and

•	the affairs of the Company ceased to be governed by the laws of the State of Delaware, the Company’s existing Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, and instead became governed by the laws of the State of Nevada, the articles of incorporation filed with the Nevada Secretary of State (the “Nevada Charter”) and the bylaws approved by the Company’s board of directors (the “Nevada Bylaws”).

The Reincorporation did not result in any change in the business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities, proceedings, or net worth (other than as a result of the costs related to the Reincorporation). The Reincorporation did not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Reincorporation.

At the Effective Time, each outstanding share of common stock, par value $0.0001 per share, of the Delaware corporation (the “Delaware Corporation Common Stock”) automatically converted into one outstanding share of common stock, par value $0.0001 per share, of the Nevada corporation (the “Nevada Corporation Common Stock”). Stockholders of the Company do not have to exchange their existing book-entry shares for new book-entry shares. At the Effective Time, the Company’s equity incentive plans automatically became the equity incentive plans of the Nevada corporation, and each outstanding option or right to acquire shares of Delaware Corporation Common Stock continued in existence and automatically became an option or right to acquire an equal number of shares of Nevada Corporation Common Stock under the same terms and conditions (with no adjustments, in the case of options, to the per-share exercise price of the award). The shares of the Nevada Corporation Common Stock continue to be traded on the New York Stock Exchange under the symbol “RHLD”.

Certain rights of the Company’s stockholders were changed as a result of the Reincorporation. A more detailed description of the Plan of Conversion, the Nevada Charter, the Nevada Bylaws and the effects of the Reincorporation is set forth in the Information Statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 9, 2026. Copies of the Plan of Conversion, the Nevada Charter and the Nevada Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

A legal opinion of Brownstein Hyatt Farber Schreck, LLP is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Company’s Registration Statement on Form S-8 (File No. 333-285372), filed with the SEC on February 27, 2025.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Articles of Incorporation of Resolute Holdings Management, Inc.
3.2	Bylaws of Resolute Holdings Management, Inc.
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE HOLDINGS MANAGEMENT, INC.

Date:	March 2, 2026	By:	/s/ Kurt Schoen
		Name:	Kurt Schoen
		Title:	Chief Financial Officer